As filed with the Securities and Exchange Commission on August 17, 2016
Registration No. 333-132016

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
TD Ameritrade Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	82-0543156
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 South 108th Avenue Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

TD Ameritrade Holding Corporation Associates 401(k) Profit Sharing Plan and Trust (Full Title of the Plan)

David L. Lambert Deputy General Counsel 6940 Columbia Gateway Dr., Suite 200 Columbia, MD 21064 (Name and address of agent for service)

(402) 331-7856 (Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION
TD Ameritrade Holding Corporation, a Delaware corporation (the “Company”), is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on February 23, 2006, Registration No. 333-132016 (the “Registration Statement”), in order to deregister any and all shares of the Company’s common stock and interests under the TD Ameritrade Holding Corporation Associates 401(k) Profit Sharing Plan and Trust (the “Plan”) that were originally registered pursuant to the Registration Statement and remain unsold.
The Plan no longer allows participants to invest in the Company’s common stock and therefore no additional shares of the Company’s common stock will be sold under the Plan. This Post-Effective Amendment is being filed to deregister all Plan interests and any shares of the Company’s common stock that have not been issued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 22, 2016.

TD AMERITRADE HOLDING CORPORATION

By:	/s/ Fredric J. Tomczyk
Name: Fredric J. Tomczyk
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on July 22, 2016.

Signature	Title

/s/ Fredric J. Tomczyk Fredric J. Tomczyk	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Stephen J. Boyle Stephen J. Boyle	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Joseph H. Moglia Joseph H. Moglia	Chairman of the Board

/s/ Lorenzo A. Bettino Lorenzo A. Bettino	Director

/s/ V. Ann Hailey V. Ann Hailey	Director

/s/ Tim Hockey Tim Hockey	President and Director

/s/ Karen E. Maidment Karen E. Maidment	Director

/s/ Bharat B. Masrani Bharat B. Masrani	Director

/s/ Irene R. Miller Irene R. Miller	Director

/s/ Mark L. Mitchell Mark L. Mitchell	Director

/s/ Wilbur J. Prezzano Wilbur J. Prezzano	Director

/s/ Todd M. Ricketts Todd M. Ricketts	Director

________________ Allan R. Tessler	Director